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                                                                    EXHIBIT 24.2


                   CERTIFIED BOARD OF DIRECTORS RESOLUTIONS OF
                       KEY BANK USA, NATIONAL ASSOCIATION


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                       KEY BANK USA, NATIONAL ASSOCIATION

                        ASSISTANT SECRETARY'S CERTIFICATE



                  I, Forrest F. Stanley, Assistant Secretary of Key Bank USA, National Association, a national banking association (the "Bank"), hereby certify that attached hereto is a true copy of resolutions duly adopted by the Board of Directors of the Bank; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Bank's Board of Directors or any committee thereof relating to the transactions referred to in such resolutions.


                  IN WITNESS WHEREOF, I have hereunto signed my name as of June 4, 1999.



                                                   /s/ Forrest F. Stanley
                                               -------------------------------
                                                   Forrest F. Stanley
                                                   Assistant Secretary


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                  Resolutions adopted by the Board of Directors of Key Bank USA,
National Association (the "Bank") on May 24, 1999.

                  RESOLVED, that the Bank is hereby authorized to establish one or more trusts (the "Student Loan Trusts") for the purpose of securitizing, from time to time, (the "Securitization") up to $1,900,000,000 aggregate principal amount of the Bank's student loans (the "Student Loans").

                  FURTHER RESOLVED, that the terms of the Student Loan Trusts may provide for the public or private issuance and sale of one or more series of asset-backed securities or other securities, including, without limitation, one or more series of senior notes and one or more series of subordinated notes or certificates (the "Student Loan Securities"), the amounts and terms of which, including the rate or rates of interest to be paid and the maturity thereof, may be fixed by the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, any Senior Vice President, the Treasurer, Secretary, or any Assistant Secretary of the Bank, or any one of them.

                  FURTHER RESOLVED, that the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or any Assistant Secretary of the Bank, or the Associate General Counsel of KeyBank National Association with responsibility for securities issuances, or any other officer of the Bank or of an affiliate of the Bank designated by any of them (each an "Authorized Official") are and each of them is hereby authorized for and on behalf of the Bank and the Student Loan Trusts, to prepare, or cause to be prepared, and to execute and cause to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), (i) one or more registration statements (the "Registration Statement"), together with any and all pre-effective and post-effective amendments or supplements to such Registration Statement and any prospectus or prospectuses included therein (whether one or more in number, a "Prospectus"), with respect to which Student Loan Securities may be offered for sale from time to time pursuant to a Prospectus, and (ii) any additional documents that any such Authorized Official may deem to be necessary or advisable with respect to the registration and offering of the Student Loan Securities, including, without limitation, powers of attorney appointing one or more attorneys in fact to sign and file with the SEC such Registration Statement and any amendments, supplements, prospectuses, exhibits or other documents relating thereto, such Registration Statement, plus amendments, supplements and documents to be in such form or forms as the Authorized Official executing the same may approve, as conclusively evidenced by such Authorized Official's execution thereof.

                  FURTHER RESOLVED, that, in connection with the Securitization and with the registration, public or private offering, and sale of the Student Loan



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         Securities, the Authorized Officials are and each of them is hereby authorized, for and on behalf of the Bank: (a) to select one or more underwriters to which the Student Loan Securities or any one or more series thereof may be sold (the "Underwriters") and/or one or more agents through which the Student Loan Securities may be sold (the "Agents"), (b) to approve the form of underwriting or purchase agreements with the Underwriters and/or distribution agreement with the Agents, setting forth (i) the terms of the public offering or private placement and sale, (ii) the Bank's representations, warranties, and agreements with respect to the filing with the SEC of the Registration Statement, the compliance thereof with the provisions of the 1933 Act, and the accuracy of the statements and other information contained therein, (iii) the agreement of the Bank to indemnify the Underwriters and such persons, if any, as may control any of the Underwriters against certain losses or liabilities which may arise out of actual or alleged misstatements of material facts or actual or alleged omissions to state material facts in the Registration Statement, (iv) the underwriting discount and/or commissions on the sale of the Student Loan Securities, and (v) such other terms and conditions as any Authorized Official may deem to be necessary and appropriate, and (c) to negotiate, execute, deliver, and perform any such underwriting, purchase or distribution agreement.

                  FURTHER RESOLVED, that the Authorized Officials are and each of them is hereby authorized, for and on behalf of the Bank, in connection with the proposed offering of the Student Loan Securities, to take any action which any of them may deem to be necessary or advisable to effect the registration or qualification of the Student Loan Securities under the securities or blue sky laws of any of the States of the United States of America and of any foreign country or to carry out such offering, as contemplated by resolutions hereby adopted, and in connection therewith to execute, acknowledge, verify, deliver, file, and publish all such applications, reports, issuer's covenants, resolutions, and other papers and instruments, to post bonds or otherwise give security as may be required under such laws and to take all such further action as any of them may deem to be necessary or advisable to maintain any such registration or qualification for as long as any Authorized Official may deem to be in the best interests of the Bank.

                  FURTHER RESOLVED, that the Authorized Officials are and each of them is hereby authorized, for and on behalf of the Bank, to execute and file irrevocable written consents to service of process in all States of the United States of America and in all foreign countries where such consents may be required or advisable under the securities law thereof in connection with the registration or qualification of the Student Loan Securities, and to appoint the appropriate person as agent of the Bank for the purpose of receiving and accepting such process.

                  FURTHER RESOLVED, that the Bank is hereby authorized to sell, from time to time, Student Loans to the Student Loan Trusts in an aggregate principal


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         amount not to exceed $1,900,000,000 (the "Sale"), at such price and upon such terms and conditions as any Authorized Official of the Bank may approve.

                  FURTHER RESOLVED, that in connection with the Sale and the Securitization and with the registration, issuance, and sale of the Student Loan Securities, the Authorized Officials are and each of them is hereby authorized, for and on behalf of the Bank, to execute, acknowledge, and deliver: (a) one or more trust agreements to establish the Student Loan Trusts, appoint a trustee and issue the Student Loan Securities; (b) one or more sale and servicing agreements, pooling and servicing agreements, or similar agreements providing for (i) the Sale,
         (ii) the formation of the Student Loan Trusts, and (iii) the servicing of the Student Loans, as appropriate; (c) one or more indentures of trust relating to one or more of the series or classes of Student Loan Securities to be issued; (d) one or more administration agreements pursuant to which the Bank will perform certain of the obligations of the trustee for the Student Loan Trust; and (e) such financing statements, and such other documents, instruments, certificates and agreements as any Authorized Official may deem necessary or advisable in connection with the Sale and the Securitization and with the registration, issuance, offer and sale of the Student Loan Securities, including, without limitation, any agreements dealing with caps, swaps, derivatives or other similar financial instruments or agreements, all of which such documents, instruments, certificates and agreements may contain such terms, provisions, and conditions, including indemnities, as any Authorized Official may approve, which approval shall be conclusively established by such Authorized Official's execution and delivery of such documents, instruments, certificates and agreements.



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                  FURTHER RESOLVED, that the Authorized Officials are and each of them is hereby authorized, for and on behalf of the Bank, to execute any documents and take any and all actions as may be necessary or advisable to carry out the intent and purposes of the foregoing resolutions, and that the signature of any Authorized Official to any such document shall be conclusive as to the approval of the Bank and this Board of Directors of the form and substance of such written instrument.

                  FURTHER RESOLVED, that all actions and deeds contemplated by these resolutions previously taken by any Authorized Official, be and each of them are hereby confirmed and ratified in all respects as duly authorized acts and deeds of, and shall be fully binding upon and enforceable against, the Bank.

         FURTHER RESOLVED, that any form of additional resolution appropriate to or required by law, regulation or a regulatory agency in connection with the transactions contemplated by the resolutions herein adopted, be and it hereby is adopted, and that the Secretary or any Assistant Secretary of the Bank each be and they hereby are authorized to certify as having been adopted by the Board of Directors such form of authorizing resolution required in accordance with the foregoing, provided that a copy of such form of authorizing resolution so certified shall be attached to these resolutions.


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